SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant        [ x ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))

[ x ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


 __________________________PAR Technology Corporation_________________________
                (Name of Registrant as Specified In Its Charter)

______________________________________________________________________________
      (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[ x ]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)Title of each class of securities to which transaction applies:
         _____________________.

       2)Aggregate number of securities to which transaction applies:
         ____________________.

       3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         _______________________________________________________.

       4)Proposed maximum aggregate value of transaction:
         __________________________.

       5)Total fee paid:
         ______________________________________________________.

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)Amount Previously Paid:  _________.

       2)Form, Schedule or Registration Statement No.:  _________.

       3)Filing Party:   _________.

       4)Date Filed:  __________.

[GRAPHIC OMITTED]

PAR Technology Corporation
8383 Seneca Turnpike, New Hartford, NY  13413-4991






                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON THURSDAY, MAY 24, 2001

Dear PAR Technology Shareholder:

The Annual Meeting of Shareholders of PAR Technology Corporation (the "Company") is scheduled to be held at the main office of the Company located at 8383 Seneca Turnpike, New Hartford, New York on, Thursday, May 24, 2001, at 4:00 PM, local time, for the following purposes:

     1. To elect two Directors of the Company for a term of office to expire at the third succeeding Annual Meeting of Shareholders;

     2.   To  ratify  the  selection  of   PricewaterhouseCoopers   LLP  as  the
          independent accountants for the Company for the year 2001; and

     3.  Such other business as may properly come before the Meeting.

Only holders of record of the Company's common stock at the close of business on April 6, 2001 will be entitled to vote at the Meeting.

Every Shareholder's vote is important. Whether or not you plan to attend the Meeting, we request you complete, sign, date and return the enclosed proxy card promptly so your shares will be represented. Any person giving a proxy has the power to revoke it at any time before it is exercised and Shareholders of record who are present at the Meeting may withdraw their proxies and vote in person.

                                             BY ORDER OF THE BOARD OF DIRECTORS



                                             /s/Gregory T. Cortese
                                             Secretary

New Hartford, New York
April 24, 2001





PLEASE  COMPLETE,  DATE,  SIGN AND RETURN  PROMPTLY  THE  ENCLOSED  PROXY IN THE
 ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES

[GRAPHIC OMITTED]

PAR Technology Corporation
8383 Seneca Turnpike, New Hartford, NY  13413-4991



April 24, 2001

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                             Thursday, May 24, 2001


The enclosed proxy is solicited by the Board of Directors of PAR Technology Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held at 4:00 PM, local time, on May 24, 2001, and at any adjournment thereof.

Please complete, sign, date and return the enclosed proxy. When proxies in the form enclosed are returned properly executed, the shares represented thereby will be voted in accordance with the directions of the Shareholder. When no direction has been given by the Shareholder, the proxy will be voted FOR the election of the Directors named below and FOR the ratification of PricewaterhouseCoopers LLP as independent accountants for 2001. The proxy solicited hereby may be revoked at any time prior to its exercise by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company at the address set forth above, or by attending the Meeting and voting in person.

The cost of preparing and mailing this Notice and Proxy Statement and the enclosed proxy will be borne by the Company. In addition to the use of the mails, some of the officers, Directors and regular employees of the Company may solicit proxies in person, by telephone or other electronic means and may solicit brokers and other persons holding shares beneficially owned by others to procure from the beneficial owners consents to the execution of proxies. The Company will reimburse such brokers and other persons their reasonable fees and expenses for sending solicitation material to principals and obtaining their instructions.

The Company's Annual Report to its Shareholders for the year ended December 31, 2000, including audited financial statements, accompanies this Proxy Statement. That report is not incorporated in this Proxy Statement by reference. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent or given to security holders is April 24, 2001.

              Record Date, Outstanding Common Stock, Voting Rights

Only Shareholders of record at the close of business on April 6, 2001, will be entitled to vote at the Annual Meeting or any adjournments thereof. As of that date, there were 7,723,005 shares of the Company's common stock outstanding and entitled to vote. The holders of shares representing 3,861,504 votes, represented in person or by proxy, shall constitute a quorum to conduct business.

Each share of common stock entitles the holder thereof to one vote on all matters to come before the Meeting including the election of the Directors.

A Shareholder may, with respect to the election of Directors: (i) vote for the nominees named herein, or (ii) withhold authority to vote for such nominees. The election of Directors requires a plurality of the votes cast. Accordingly, withholding authority to vote for a Director nominee will not prevent such nominee from being elected.

A Shareholder may, with respect to the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants: (i) vote "FOR", (ii) vote "AGAINST" or (iii) "ABSTAIN" from voting. A majority of the votes cast by the holders of shares of capital stock present or represented by proxy and entitled to vote thereon (a quorum being present) is required to ratify the selection of independent accountants. A vote to abstain from voting on this proposal has the legal effect of a vote against the matter.

A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a particular matter. This could occur, for example, when a broker or bank is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. These "non-voted shares" will be considered shares not present and entitled to vote on such matters, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Non-voted shares will not affect the determination of the outcome of the vote on any proposal to be decided at the meeting.

Proposal 1:  Election of Directors

Under the Company's Certificate of Incorporation, the members of the Board are divided into three classes with approximately one-third of the Directors standing for election at each Annual Meeting of Shareholders. The Directors are elected for a three-year term of office, and will hold office until their respective successors have been duly elected and qualified. The class of Directors which was elected to hold office until the 2001 Annual Meeting of Shareholders consists of two Directors. Therefore, at this meeting, two Directors will be elected for a three-year term expiring at the Annual Meeting held in 2004. Unless a contrary direction is indicated, shares represented by valid proxies in the accompanying form will be voted FOR the election of the nominees named below. The nominees for Director named below are currently members of the Board.

The Board of Directors has no reason to believe that the nominees will be unable or unwilling to serve if elected. In the event that either of the nominees named below become unable or unwilling to accept nomination or election as a Director, it is intended that such shares will be voted, by the persons named in the enclosed proxy, for the election of a substitute nominee selected by the Board, unless the Board should determine to reduce the number of Directors pursuant to the By-Laws of the Company.

The names of the nominees and each of the Directors, their ages as of April 24, 2001, the year each first became a Director, their principal occupations during at least the past five years, other Directorships held by each as of the date hereof and certain other biographical information are as set forth below by class, in order of the next class to stand for election.

                 Nominees for Election to the Board of Directors

            Term Expiring at the 2004 Annual Meeting of Shareholders

DR. JOHN W. SAMMON, JR.                      Chairman of the Board and President

Dr. Sammon, age 62, is the founder of the Company and has been the President and a Director since its incorporation in 1968. He was elected Chairman of the Board in 1983. Dr. Sammon is also a former President of ParTech, Inc. serving in that capacity from December 1997 through June 2000 and also currently holds various positions with other subsidiaries of the Company.

MR. CHARLES A. CONSTANTINO                   Executive Vice President

Mr. Constantino, age 61, has been a Director of the Company since 1970 and has been Executive Vice President since 1974. He also holds various positions with one or more subsidiaries of the Company.


             Members of the Board of Directors Continuing in Office

            Term Expiring at the 2002 Annual Meeting of Shareholders

Dr. James C. Castle, a long time member of the Board and the sole member of the class of Directors with a term expiration date of 2002, elected to retire from his Board seat with the Company as well as most of his other Board positions. Resignation from the Company's Board was effective as of January 31, 2001. Dr. Castle has been a Director of the Company since 1989 and the Company is grateful to him for his business advice and counsel. As a result of the retirement of Dr. Castle, the Company's class of Directors slated for election at the 2002 Annual Meeting shall be vacant until a qualified candidate has been identified.

            Term Expiring at the 2003 Annual Meeting of Shareholders


MR. SANGWOO AHN                              Partner
                                             Morgan Lewis Githens & Ahn, LP
                                             Investment Bankers

Mr. Ahn, age 62, is one of the founders of the investment banking firm Morgan Lewis Githens & Ahn, LP. He has held the above position since 1982. Mr. Ahn is Chairman of the Board of Directors of Quaker Fabric Corporation. He is also a member of the Board of Directors of Kaneb Services, Inc. and Kaneb Pipeline Partners, LP. Mr. Ahn has been a Director of the Company since March 1986.


MR. J. WHITNEY HANEY                         Director

Mr. Haney, age 66, is a former President of ParTech, Inc., serving in that capacity from 1988 to 1997. Mr. Haney retired as an employee of ParTech, Inc. in January, 1998. Mr. Haney has been a Director of the Company since April 1988.


                        Board of Directors and Committees

The business of the Company is under the general direction of the Board as provided by the By-Laws of the Company and the laws of Delaware, the state of incorporation. The Board met seven times during the fiscal year ending December 31, 2000. All members of the Board attended more than 75% of the total number of meetings of the Board and Board committees on which they served. The Board has four standing committees: Executive, Audit, Compensation and Stock Option.

The Executive Committee. The Executive Committee is composed of three Directors:
Dr. Sammon (Chairman), Mr. Constantino and Mr. Ahn. The Executive Committee met once in 2000. The Executive Committee meets when required on short notice during intervals between meetings of the Board and has authority to exercise all of the powers of the Board in the management and direction of the business and affairs of the Corporation in all cases in which specific directions shall not have been given by the Board and subject to the limitations of the General Corporation Law of the State of Delaware.

The Audit Committee. With the retirement of Dr. Castle, the Audit Committee currently consists of two Directors: Mr. Ahn (Chairman) and Mr. Haney. The Audit Committee met five times in 2000. The functions of the Audit Committee are included in the Report of the Audit Committee set forth below. The Board of Directors has adopted the Charter of the Audit Committee which is attached to this Proxy Statement as Appendix I. The members of the Audit Committee are "independent" as this term is defined by the New York Stock Exchange in its listing standards.

The  Compensation  Committee.  The  Compensation  Committee is composed of three
Directors: Mr. Ahn (Chairman), Dr. Sammon and Mr. Constantino. The Compensation Committee met one time in 2000. The Committee, which meets as required, reviews and establishes the compensation of the executive officers and other principal officers of the Company and its subsidiaries. The salaries and other compensation of any executive officers who are members of the Compensation Committee are subject to approval by the Board. The Committee also reviews and recommends to the Board compensation for outside Directors for service on the Board and committees of the Board, makes recommendations to the Stock Option Committee for stock option awards and recommends to the Board changes in the
Company's incentive plans. The Report of the Compensation Committee set forth below describes the responsibilities of this committee, and discloses the basis for the compensation of the Chief Executive Officer, including the factors and criteria upon which that compensation was based; compensation policies applicable to the Company's executive officers; and the specific relationship of corporate performance to executive compensation for 2000.

Stock Option Committee. The Stock Option Committee is composed of two Directors:
Dr. Sammon (Chairman) and Mr. Constantino, both of whom are "disinterested persons" within the meaning of Rule 16b-3 as promulgated under the Security Exchange Act of 1934, as amended, and in compliance with the Company's 1995 Stock Option Plan. The Stock Option Committee met one time in 2000. The Committee, which meets as required, reviews recommendations of the Compensation Committee for stock option awards and otherwise serves as the administrative body for the Stock Option Plan.


                              Director Compensation

Directors who are employees of the Company are not separately compensated for serving on the Board. In 2000, outside Directors received annual retainers of $11,000 for membership on the Board and an attendance fee of $1,200 per day for attendance at Board meetings ($150 if attendance is via telephone) and any Committee meetings held on the same day and $500 per day, prorated accordingly, for Committee meetings held on days other than Board meeting days. All Directors are also reimbursed for all reasonable expenses incurred in attending meetings. In addition, for serving on the Board, each non-employee Director receives an initial Nonqualified Stock Option to purchase 12,500 shares of the Company's common stock at the fair market value of the stock on the date of grant, vesting 20% per year over five years. From time to time, at the Board's discretion, such non-employee Directors may be granted additional Nonqualified Stock Options under the then existing stock option plan(s).


                              CERTAIN TRANSACTIONS
                                AND RELATIONSHIPS

John W. Sammon, III and Karen E. Sammon, members of the immediate family of Dr. John W. Sammon, Jr., the Company's Chairman of the Board and President, are principals in Sammon and Sammon, LLC, doing business as Paragon Racquet Club. Paragon Racquet Club is currently leasing a portion of the Company's facilities at a monthly base rate of $9,050 in addition to paying a pro rata portion of all taxes, common area maintenance and other expenses.

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the Company's system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has reviewed and discussed with the independent auditors, PricewaterhouseCoopers LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with the generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP their independence from management and the Company and has received and discussed the written disclosures and the letter required by the Independence Standards Board. The Audit Committee determined that PricewaterhouseCoopers LLP's provision of non-audit services is compatible with PricewaterhouseCoopers LLP's independence.

The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. Such meetings are held with and without the presence of management. Access to the Audit Committee by internal and independent auditors is unrestricted.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to Shareholder approval, the selection of PricewaterhouseCoopers LLP as the Company's independent auditors.

Management has advised the Audit Committee that for the year ended December 31, 2000, the Company paid fees to PricewaterhouseCoopers LLP for services in the following categories:


Audit Fees: .......................$152,500

Financial Information Systems
Design and Implementation Fees: ...$      0

All Other Fees:....................$101,700


                                                Audit Committee

                                                Sangwoo Ahn (Chairman)
                                                J. Whitney Haney

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission, the New York Stock Exchange and the Company. To the Company's knowledge, based solely on its review of the copies of such reports received by the Company and written representations from certain reporting persons that they were not required to file Form 5's, the Company believes that during 2000 all filing requirements were met except for the following: due to an administrative error, there was a failure to file on a timely a basis a Form 3, Initial Statement of Beneficial Ownership of Securities and a Form 4, Statement of Changes in Beneficial Ownership, on behalf of Mr. Cortese relative to the receipt of stock options in August and December 2000 and the purchase of stock in November 2000. Upon discovery of the omission, the appropriate disclosure forms were filed.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company's common stock as of March 31, 2001, by each Director, by each of the Executive Officers named in the Summary Compensation Table below and by all Directors and Executive Officers as a group. The table also sets forth information regarding the ownership of the Company's common stock by Dimensional Fund Advisors, Inc. based on the Schedule 13G filed by Dimensional Fund Advisors, Inc. on February 2, 2001 with the Securities and Exchange.

                                         Amount and Nature of     Percent of
Name of Beneficial Owner or Group      Beneficial Ownership (1)   Class (11)
---------------------------------      ------------------------   ----------

Dr. John W. Sammon, Jr ................     3,883,300  (F2)         50.28%
Charles A. Constantino ................       389,728  (F3)          5.04%
J. Whitney Haney ......................       167,755  (F4)          2.13%
Gregory T. Cortese ....................       131,790  (F5)          1.68%
Sangwoo Ahn ...........................        67,500  (F6)            *
Albert Lane, Jr .......................        35,400  (F7)            *
Ronald J. Casciano ....................        22,900  (F8)            *
Dr. James C. Castle ...................        22,500  (F9)            *
All Directors and Executive Officers
as a Group (8 persons) ................     4,720,873               58.24%

Other Principal Beneficial Owners

   Dimensional Fund Advisors, Inc.            645,900  (F10)         8.36%
_____________________________
*    Represents less than 1%

(F1) Except as otherwise noted, each individual has sole voting and investment power with respect to all shares.

(F2) Does not include 254,570 shares beneficially owned by Dr. Sammon's wife, Deanna D. Sammon. Dr. Sammon disclaims beneficial ownership of such shares.

(F3) Does not include 1,800 shares owned by Mr. Constantino's wife, Elaine Constantino. Mr. Constantino disclaims beneficial ownership of such shares.

(F4) Includes 167,755 shares which Mr. Haney has or will have the right to acquire pursuant to the Company's stock option plans as of May 30, 2001.

(F5) Includes 131,250 shares which Mr. Cortese has or will have the right to acquire pursuant to the Company's stock option plans as of May 30, 2001.

(F6) Includes 22,500 shares which Mr. Ahn has or will have the right to acquire pursuant to the Company's stock option plans as of May 30, 2001.

(F7) Includes 24,000 shares which Mr. Lane has or will have the right to acquire pursuant to the Company's stock option plans as of May 30, 2001.

(F8) Includes 20,500 shares which Mr. Casciano has or will have the right to acquire pursuant to the Company's stock option plans as of May 30, 2001.

(F9) Includes 17,500 shares which Dr. Castle has or will have the right to acquire pursuant to the Company's stock option plans as of May 30, 2001.

(F10)Information obtained from Schedule 13G filed with the Commission on February 2, 2001 by Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor. Dimensional is deemed to have beneficial ownership of the shares all of which are owned by registered investment companies, commingled group trusts and separate accounts ("Funds") to which Dimensional furnishes investment advice or serves as investment manager.
     Dimensional disclaims beneficial ownership of all the shares owned by the Funds. Based on the Schedule 13G, Dimensional, in its role as investment advisor and investment manager, possesses sole voting and dispositive power as to all of the shares owned by the Funds.

(11) Percent of Class is calculated utilizing 7,723,005 which is the number of the Company's outstanding shares as of March 31, 2001.


The address for Dr. John W. Sammon, Jr. is c/o PAR Technology Corporation; PAR Technology Park; 8383 Seneca Turnpike; New Hartford, NY 13413-4991. The address for Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation for each of 2000, 1999 and 1998 awarded to, earned by, or paid to the Chief Executive Officer and the four most highly compensated Executive Officers of the Company other than the Chief Executive Officer.

                           Summary Compensation Table

                                                                          Long Term
                                                                           Compen-
                                                                           sation
                                      --------------------------------------------------------
                                          Annual Compensation              Awards
                                      --------------------------------------------------------

                                                                         Securities
                                                                         Underlying   All Other
                                                                           Options/     Compen-
Name and                                                      Bonus        SAR's (#)    sation
Principal Position                     Year     Salary         (F1)           (F2)       (F3)
------------------                    ---------------------------------------------------------
Dr. John W. Sammon, Jr ...........     2000     $287,651     $      0            0     $  2,741
Chairman of the Board ............     1999     $279,282     $ 47,000            0     $  7,256
and Chief Executive Officer ......     1998     $219,492     $ 30,100            0     $  8,113

Charles A. Constantino ...........     2000     $235,351     $      0            0     $  2,741
Executive Vice President .........     1999     $228,504     $ 32,900            0     $  7,256
and Director .....................     1998     $189,850     $ 28,100            0     $  8,113

Gregory T. Cortese ...............     2000     $216,476     $      0      269,000     $  2,741
CEO & President, ParTech, Inc. ...

Albert Lane, Jr ..................     2000     $173,480     $ 78,262            0     $  2,741
President, Rome Research .........     1999     $167,570     $ 90,500            0     $  7,256
Corporation and PAR Government ...     1998     $159,750     $ 91,700       20,000     $  8,113
Systems Corporation

Ronald J. Casciano ...............     2000     $144,736     $      0       15,000     $  2,563
Vice President, C.F.O. & Treasurer     1999     $137,103     $ 16,900       15,000     $  6,671
                                       1998     $129,300     $ 16,500            0     $  6,699
_____________________

(F1) Cash bonus awards earned in the respective fiscal year.

(F2) Represents  stock options  granted  under the  Company's  1995 Stock Option
     Plan.

(F3) All Other Compensation column consists only of Company contributions to the Company's Employee Retirement Plan and Trust.

     During 1999, Mr. Charles A. Constantino, a Director and an Executive Officer of the Company, was granted loans from the Company's subsidiary, Rome Research Corporation, with annual interest rates of 8%. The largest aggregate amount outstanding (principal and interest) under such loans throughout 2000 was $500,000. The principal and interest of such loans are due on demand from the Company. As of March 31, 2001, the total principal and interest outstanding on such loans was $500,000.


The policies and practices of the Corporation pursuant to which the compensation set forth in the Summary Compensation Table was paid or awarded is described under "Compensation Committee Report" set forth elsewhere in this Proxy Statement.

                    Options/SAR's Granted in Last Fiscal Year

The following table shows all grants of stock options to the Executive Officers named in the Summary Compensation Table during 2000. There were no stock appreciation rights ("SAR's") granted in 2000.

                                                                            Potential Realizable
                         Number of   % of Total                            Value at Assumed Annual
                        Securities     Options                               Rates of Stock Price
                        Underlying   Granted to   Exercise               Appreciation for Option Term
                         Options/     Employees   or Base                ----------------------------
                           SAR's      in Fiscal    Price     Expiration
        Name              Granted        Year    ($/Share)    Date (1)       5% ( 2)     10% (2)
        ----              -------        ----    ---------    --------       -------     -------

Ronald J. Casciano       15,000 (3)       3%      $3.8438     05-30-10      $ 36,260    $  91,890

Gregory T. Cortese      225,000 (4)      38%      $3.0625     08-11-10      $433,348    $1,098,188
                         44,000 (5)       7%      $1.8750     12-28-10      $ 51,884    $  131,484
________________________

(F1) Options expire on the tenth anniversary of the date of the grant. If the holder of an Option ceases, other than by reason of death or retirement, to be employed by the Company or any subsidiary, such Option shall terminate on the earlier of the specified expiration date or three months from the termination date. In the case of death or retirement, such Option shall terminate on the earlier of the specified expiration date or the first anniversary of such death or retirement.

(F2) The dollar amounts in these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission ("SEC") and are not intended to forecast future appreciation of the Company's stock. As an alternative to the assumed potential realizable values stated in 5% and 10% columns, SEC rules would permit stating the present value of such Options at the date of grant. Methods of computing present value suggested by different authorities can produce significantly different results. Moreover, since stock Options granted by the Company are not transferable, there is no objective criteria by which any comparison of present value can be verified. Consequently, the Company's management does not believe there is a reliable method of computing the present value of such stock options.

(F3) These stock options were granted on May 30, 2000. The fair market value of the Company's common stock on May 30, 2000 was $3.8438. These Options vest as follows: 20% on November 30, 2000 and 5% each quarter thereafter, becoming fully vested on November 30, 2004.

(F4) These stock options were granted on August 11, 2000. The fair market value of the Company's common stock on August 11, 2000 was $3.0625. These Options vest as follows: 20% on February 11, 2001 and 5% each quarter thereafter, becoming fully vested on February 11, 2005.

(F5) These stock options were granted on December 28, 2000. The fair market value of the Company's common stock on December 28, 2000 was $1.8750. These Options vest as follows: 100% on June 28, 2001.

         Aggregated Option Exercises in 2000 and Year-End Option Values

The table which follows sets forth information concerning exercises of stock options during 2000 by each of the Executive Officers named in the Summary Compensation Table and the value of his unexercised Options as of December 31, 2000 based on a fair market value of $1.9375 per share of the Company's common stock on such date:

                                                                                   Value of Unexercised
                                                       Number of Unexercised           in-the-Money
                          Acquired     Value (1)        Options at 12/31/00       Options at 12/31/00 (2)
       Name              on Exercise   Realized    Exercisable   Unexercisable  Exercisable   Unexercisable
       ----              -----------   --------    -----------   -------------  -----------   -------------

Dr. John W. Sammon, Jr.     -----       -----          -----           -----       -----          -----

Charles A. Constantino      -----       -----          -----           -----       -----          -----

Gregory T. Cortese          -----       -----          116,998 (F3)    269,000   $      0       $  2,750

Albert Lane, Jr.            -----       -----           20,000          12,000   $      0       $      0

Ronald J. Casciano          -----       -----           32,900          32,500   $      0       $      0

_________________

(F1) The value realized equals the aggregate amount of the excess of the fair market value on the date of exercise (the average of the high and low prices of the Company's common stock as reported in the Wall Street Journal for the exercise date) over the relevant exercise price(s).

(2) The value is calculated based on the aggregate amount of the excess of $1.9375 (the fair market value of the Company's common stock on 12/31/00) over the relevant exercise price(s).

(3)  Includes 41,998 stock options, which expired on January 31, 2001.


                          Compensation Committee Report

The Compensation Committee of the Board of Directors (the "Committee") performs annual reviews of the performance and contribution of the Company's executive officers against annual and long term commitments and objectives to determine the nature and extent of executive compensation actions. Decisions of the Committee relative to the compensation of employee Compensation Committee members (Dr. Sammon and Mr. Constantino) are subject to review and approval by a majority of the disinterested members of the Board.

General Compensation Policy

The Company seeks to attract, motivate, retain and reward the management talent essential to achieving its business objectives and maintaining its leadership position in the industry. Compensation for the Company's executive officers in 2000 was consistent the fundamental principles of the executive compensation program:

o Executive compensation must be tied to the Company's general performance and achievement of financial and strategic goals;

o Executive compensation opportunities should be competitive with those provided by other leading high technology companies of comparable size; and

o    Executive  compensation  should provide incentives that align the long-term
     financial  interests  of  the  Company's   executives  with  those  of  its
     Shareholders.

Elements of Executive Compensation

To meet its policy objectives for executive compensation, the Company's executive compensation program consists of Base Salary and Stock Options.

Base Salary. The Compensation Committee reviewed and established the annual base salary of the executive officers for the fiscal year 2000. In setting annual base salaries, the Compensation Committee considered the salaries of relative executives in similar positions in the industry from its most recent contracted survey, the level and scope of responsibility, experience and performance of the executive, financial performance of the Company and overall general economic factors. The Compensation Committee believes that the companies with whom the Company competes for compensation purposes are not necessarily the same companies with which Shareholder cumulative returns are compared. The peer groups used in the Performance Graph below include the Standard & Poor's 500 Stock Index and those companies deemed most comparable to the Company's businesses for measuring stock performance. An objective of the Compensation Committee is to administer the salary for each executive management position within a range with a midpoint near the average midpoint for comparable positions at companies of similar size, geographic area and lines of business. In implementing its compensation policies, the Compensation Committee also considers the individual experience and performance of the executive, the performance of the organization over which the executive has responsibility, the performance of the Company and general economic conditions. The Compensation Committee gives such weight to each factor as it deems appropriate.

Stock Options. In furtherance of the objective of providing long-term financial incentives that relate to improvement in long-term Shareholder value, the Company awards stock options to its key employees (including executive officers) under the Company's 1995 Stock Option Plan ("Option Plan"). Stock options ("Options") granted under the Option Plan may be either Incentive Stock Options as defined by the Internal Revenue Code ("Incentive Stock Options") or Options which are not Incentive Stock Options ("Nonqualified Stock Options"). Upon review of recommendations from the Compensation Committee, the Stock Option
Committee determines the key employees of the Company and its subsidiaries who shall be granted Options, the type of Options to be granted, the terms of the grant and the number of shares to be subject thereto. Option grants become exercisable no less than six months after the grant and typically expire ten years after the date of the grant. Option grants are discretionary and are reflective of the value of the recipient's position as well as the current performance and continuing contribution of that individual to the Company.

CEO Compensation for Fiscal 2000

The Compensation Committee based the 2000 compensation of the Chief Executive Officer on the policies and practices described above. In 2000, Dr. Sammon received salary compensation of $287,651, an increase of 3% over his 1999 salary. Dr. Sammon, the Company's founder, became a Shareholder before the Company became publicly-owned and has not, to date, been granted options under the Option Plan or any of the Company's previous stock option plans in view of his already existing substantial interest in maximizing the value of the Company's common stock. In addition, Dr. Sammon is currently Chairman of the Stock Option Committee as a "disinterested person" and is not eligible to receive stock option grants under the current Option Plan.

                                              Compensation Committee

                                              Sangwoo Ahn, Chairman
                                              Dr. John W. Sammon, Jr.
                                              Charles A. Constantino

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate by reference this Proxy Statement, in whole or in part, the Report of the Audit Committee found earlier in this Proxy Statement, the above Compensation Committee Report and the Performance Graph set forth below shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent the Company specifically incorporates them by reference into a filing under the 1933 Act or the 1934 Act nor shall such Compensation Committee Report or Performance Graph be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the 1934 Act or to the liabilities of Section 18 of the 1934 Act, except to the extent that the Company specifically incorporates them by reference into a filing under the 1933 Act or the 1934 Act. As of the date of this Proxy Statement, the Company has made no such incorporation by reference or request.


                        Compensation Committee Interlocks
                            and Insider Participation

Dr. John W. Sammon, Jr., Chairman of the Board and President of the Company and Mr. Charles A. Constantino, Executive Vice President of the Company serve as members of the Compensation Committee and the Stock Option Committee.


                                PERFORMANCE GRAPH

The following performance graph compares the cumulative total shareholder return on the Company's common stock with the Standard & Poor's 500 Index and the common stock of a self constructed peer group, whose returns are weighted according to their respective market capitalizations. The graph is constructed on the assumption that $100 was invested in each of the Company's common stock, the S&P 500 Stock Index, and the peer group on December 31, 1995. The year-end values of each investment are based on share price appreciation and the reinvestment of dividends.


                             Cumulative Total Return


                              12/95   12/96   12/97   12/98   12/99   12/00
                              -----   -----   -----   -----   -----   -----

PAR Technology Corporation     100     154     101      67      53      21

S&P 500 ..................     100     123     164     211     255     232

Peer Group ...............     100      82      90      70     185      79


The  following  companies are included in the Company's  self  constructed  Peer
Group: Aspeon, Inc. (formerly known as Javelin Systems, Inc.), Micros Systems, Inc., PAR Technology Corporation, Radiant Systems, Inc., Tridex Corporation.

Proposal 2:  Ratification of the Selection of Independent Accountants

On the recommendation of the Audit Committee, the Board of Directors has selected PricewaterhouseCoopers LLP as the independent accountants to examine the financial statements of the Company and its subsidiaries for the year 2001. PricewaterhouseCoopers LLP has been employed to perform this function for the Company since fiscal 1980.

One or more representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Although this appointment is not required to be submitted to a vote of the Shareholders, the Board believes it is appropriate as a matter of policy to request that the Shareholders ratify the appointment. If the Shareholders do not ratify the appointment, the Audit Committee will investigate the reasons for Shareholder rejection and the Board will reconsider the appointment.

The Board of Directors recommends a vote FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the 2001 fiscal year.

                                  OTHER MATTERS

Other than the foregoing, the Board of Directors knows of no matters which will be presented at the Annual Meeting for action by Shareholders. However, if any other matters properly come before the Meeting, or any adjournment thereof, the persons acting by authorization of the proxies will vote thereon in accordance with their judgment.

                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

Shareholders may submit proposals on matters appropriate for Shareholder action at the Company's annual meetings consistent with the regulations adopted by the SEC and the By-Laws of the Company. To be considered for inclusion in next year's Proxy Statement and form of proxy relating to the 2002 Annual Meeting, such proposals must be received at the Company's general offices no later than the close of business December 26, 2001. If a matter of business is received by March 12, 2002, the Company may include it in the Proxy Statement and form of proxy and, if it does, it may use its discretionary authority to vote on the matter. For matters that are not received by March 12, 2002, the Company may use its discretionary voting authority when the matter is raised at the Annual Meeting, without inclusion of the matter in its Proxy Statement. Proposals should be addressed to Gregory T. Cortese, Secretary, PAR Technology Corporation, PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991. The Company recommends all such submissions be by Certified Mail - Return Receipt Requested.

                                         BY ORDER OF THE BOARD OF DIRECTORS



                                         /s/Gregory T. Cortese
                                         Secretary


April 24, 2001

                                   Appendix I


                           PAR TECHNOLOGY CORPORATION
                             AUDIT COMMITTEE CHARTER


Purpose

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain and authorize funding up to $50,000 for outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.


Membership

The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the New York Stock Exchange.

Accordingly, all of the members will be directors:

I. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.


Key Responsibilities

The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management including the internal audit staff, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

o The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ('SAS') No.61.

o As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company1s quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No.61; this review will occur prior to the Company's filing of the Form 10-Q.

o The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

o    The Committee shall:

     o request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

     o discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

     o    recommend  that the Board take  appropriate  action in response to the
          outside   auditor's   report  to  satisfy   itself  of  the  auditor's
          independence.

o The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.